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                                                                    EXHIBIT 3.2J


                                     GT SEED

                              SEED TREATMENT, INC.

                            (a Minnesota Corporation)

                                     BY-LAWS

                     AMENDED AND RESTATED: November 1, 1979
                             REVISED: April 30, 1982
                      AMENDED AND RESTATED: March 12, 1987
                       AMENDED AND RESTATED: March 30,2001

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                                                               [ADOPTED 11/1/79]
                                                               [REVISED 4/30/82]

                           AMENDED AND RESTATED BYLAWS

ARTICLE ONE:  OFFICES

1.01        Principal Office
1.02        Other Offices

ARTICLE TWO:  SHAREHOLDERS

2.01        Place of Meetings
2.02        Annual Meeting
2.03        Special Meetings
2.04        Voting List
2.05        Notice
2.06        Quorum
2.07        Majority Vote; Withdrawal of Quorum
2.08        Method of Voting
2.09        Record Date; Closing of Transfer Records
2.10        Action Without Meeting
2.11        Telephone Meetings
2.12        Order of Business at Meetings
2.13        Minutes

ARTICLE THREE:  DIRECTORS

3.01        Management
3.02        Number; Qualification; Election; Term
3.03        Change in Number
3.04        Honorary or Advisory Director or Board of Directors
3.05        Removal
3.06        Vacancies
3.07        Election of Directors
3.08        Place of Meetings
3.09        First Meeting
3.10        Regular Meetings
3.11        Special Meetings
3.12        Quorum; Majority Vote
3.13        Action Without Meeting
3.14        Telephone Meetings
3.15        Compensation
3.16        Minutes

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ARTICLE FOUR: CERTAIN TRANSACTIONS, INDEMNIFICATION, AND EMERGENCIES

4.01        Interested Directors, Officers, and Shareholders
4.02        Indemnification
            A.  Persons
            B.  Derivative Suits
                1.  Extent
                2.  Standard
            C.  Non-Derivative Suits
                1.  Extent
                2.  Standard
            D.  Determination of Satisfaction of Standard
            E.  Proration
            F.  Advance Payment
            G.  Non-Exclusive
            H.  Continuation
            I.  Insurance
            J.  Conforming to Law
4.03        Emergencies

ARTICLE FIVE:  EXECUTIVE COMMITTEE; OTHER COMMITTEES

5.01        Designation
5.02        Authority
5.03        Change in Number
5.04        Removal
5.05        Vacancies
5.06        Meetings
5.07        Quorum; Majority Vote
5.08        Compensation
5.09        Action Without Meeting
5.10        Telephone Meetings
5.11        Responsibility
5.12        Minutes

ARTICLE SIX:  NOTICE

6.01        Method
6.02        Waiver

ARTICLE SEVEN:  OFFICERS AND AGENTS

7.01        Number; Qualification; Election; Term
7.02        Removal

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7.03        Vacancies
7.04        Authority
7.05        Compensation
7.06        President
7.07        Vice President
7.08        Secretary
7.09        Assistant Secretary
7.10        Treasurer
7.11        Assistant Treasurer
7.12        Operating Division Officers

ARTICLE EIGHT:  STOCK CERTIFICATES

8.01        Form
8.02        Issuance
8.03        Subscriptions
8.04        Payment
8.05        Lien
8.06        Replacement of Lost, Stolen, or Destroyed Certificates
8.07        Transfer of Shares
8.08        Registered Shareholders

ARTICLE NINE:  GENERAL

9.01        Dividends and Reserves
            A.  Declaration and Payment
            B.  Record Date
            C.  Reserves
9.02        Voting Stock in Other Corporations
9.03        Books and Records
9.04        Annual Statement
9.05        Checks and Notes
9.06        Fiscal year
9.07        Seal
9.08        Amendments
9.09        Resignation
9.10        Construction
9.11        Table of Contents; Headings

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                           AMENDED AND RESTATED BYLAWS

                                       OF

                                 GUSTAFSON, INC.

ARTICLE ONE: OFFICES

1.01 Principal Office. The principal office of the corporation shall be at such place, within or without the state of incorporation, as may be selected by the Board of Directors.

1.02 Other Offices. The corporation may also have offices at such other place or places both within and without the state of incorporation as the Board of Directors may from time to time determine, the business of the corporation may require, or which applicable laws may require.

ARTICLE TWO:  SHAREHOLDERS

2.01 Place of Meetings. Meetings of the shareholders for any purpose may be held at such time and place within or without the state of incorporation as shall be stated in the Notice of Meeting or in a duly executed Waiver of Notice thereof.

2.02 Annual Meeting. An annual meeting of the shareholders shall be held each year at the time and place and on the date selected by the Board of Directors. At such meeting the shareholders shall elect directors and transact such other business as may properly be brought before the meeting.

2.03 Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute,

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by the Articles of Incorporation, or by these Bylaws, may be called by the Board of Directors or the President of the corporation. Business transacted at special meetings shall be confined to the purpose or purposes stated in the Notice of Meeting.

2.04 Voting List. On a date designated by the Board of Directors, not less than ten (10) nor more than fifty (50) days before each meeting of the shareholders, a complete list of shareholders entitled to vote at said meeting (arranged in alphabetical order, with the residence of each and the number of voting shares held by each) shall be prepared by the officer or agent having charge of the stock records of the corporation. Such list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during the usual business hours of the corporation. Such list shall be produced and kept open at the time and place of the meeting during the entire time thereof, and shall be subject to inspection of any shareholder who may be present.

2.05 Notice. Written or printed notice signed by the President, Vice President, Secretary, or any Assistant Secretary, stating the place, date, and time of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than fifty (50) days before the date of the meeting, or within such other time limits as may be specified by law, either personally or by certified mail,

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or by or at the direction of the President, the Secretary, or the officer or person calling such meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail with postage prepaid addressed to each shareholder at his address as it appears in the stock records of the corporation.

2.06 Quorum. The holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person or by proxy, shall be requisite and shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute, the Articles of Incorporation, or by these Bylaws. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time without notice other than announcement at such meeting until a quorum shall be present or represented. At such meeting at which a quorum shall be present or shall be represented any business may be transacted which might have been transacted at the meeting as originally scheduled.

2.07 Majority Vote; Withdrawal of Quorum. When a quorum is present at any meeting, the vote of the shareholders holding a majority of the shares entitled to vote and present in person or represented by proxy shall decide any question brought before such meeting unless the question is one upon which, by express provision of the

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statutes, the Articles of Incorporation, or the Bylaws of this corporation, a different vote is required, in which case such express provision shall govern and control the decision of such question. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

2.08 Method of Voting. Each outstanding share of capital stock, regardless of class, shall be entitled to one (1) vote on each matter submitted to a vote at a meeting of the shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation. At any meeting of the shareholders, each shareholder having the right to vote may vote either in person or by proxy appointed by an instrument in writing subscribed by such shareholder or by his duly authorized attorney-in-fact and bearing a date no more than eleven (11) months prior to the date of voting unless the proxy provides for a longer period. Each proxy shall be revocable unless expressly provided therein to be irrevocable and unless it is coupled with an interest sufficient in law to support an irrevocable power. Each proxy shall be filed with the Secretary of the corporation prior to or at the time of the meeting. Voting for directors shall be in accordance with the provisions of these Bylaws.

2.09 Record Date; Closing of Transfer Records. The Board of Directors may fix in advance a record date for the purposes of determining shareholders entitled to notice of or to vote at a

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meeting of shareholders, such record date to be not less than ten (10) nor more than fifty (50) days prior to such meeting; or, the Board of Directors may close the stock transfer records for such purpose for a period of not less than ten
(10) nor more than fifty (50) days prior to such meeting. In the absence of any action by the Board of Directors, the date upon which the Notice of the meeting is mailed shall be the record date.

2.10 Action Without Meeting. Any action required by statute to be taken at a meeting of the shareholders of this corporation, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all the shareholders entitled to vote with respect to the subject matter thereof and such consent shall have the same force and effect as a unanimous vote of the shareholders. Any such signed consent, or a signed copy thereof, shall be placed in the Minute Book of the corporation.

2.11 Telephone Meetings. Subject to the provisions required or permitted by law for Notice of Meetings, unless otherwise restricted by the Articles of Incorporation or by the Bylaws of this corporation the shareholders may participate in and hold a meeting of such shareholders by means of a conference by telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this section shall constitute presence in person at such meeting, except where a person participates in such

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meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

2.12 Order of Business at Meetings. The order of business at annual meetings, and insofar as is practical at other meetings of shareholders, shall be left to the discretion of the Chairman of such meetings.

2.13 Minutes. The shareholders shall keep regular minutes of their proceedings, and such minutes shall be placed in the Minute Book of the corporation.

ARTICLE THREE:  DIRECTORS

3.01 Management. The business and affairs of the corporation shall be managed by the Board of Directors who may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute, by the Articles of Incorporation, or by the Bylaws of this corporation directed or required to be exercised or done by the shareholders.

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3.03 Change in Number. The number of directors may be increased or decreased from time to time by action of the Board of Directors, but no decrease shall have the effect of shortening the term of any incumbent director.

3.04 Honorary or Advisory Director or Board of Directors. The Board of Directors of the corporation may appoint individuals who may but need not be directors, officers, or employees of the corporation to serve as honorary or advisory members of the Board of Directors of the corporation, and may appoint an honorary or advisory board of directors of the corporation to serve in such capacity on behalf of the corporation. The duties of any such honorary or advisory director shall be as determined by the Board of Directors of the corporation. The rules and regulations of any such honorary or advisory board shall be as determined by the Board of Directors of the corporation and may include the keeping of minutes to be submitted to the Board of Directors of the corporation for review. The term of office of any such honorary or advisory director or board shall be at the pleasure of the Board of Directors of the corporation. The function of any such honorary or advisory director or board shall be to advise the Board of Directors of the corporation with respect to certain of the affairs of the corporation as the Board of Directors of the corporation may so select. Compensation or fees for any such honorary or advisory director or board shall also be at the discretion of the Board of Directors of the corporation.

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3.05 Removal. Any director may be removed, either for or without cause, at any special meeting of the shareholders by the vote of the shareholders representing a majority of the issued and outstanding capital stock entitled to vote for the election of such director, if notice of intention to act upon such matter shall have been given in the notice calling such meeting.

3.06 Vacancies. Any vacancy occurring in the Board of Directors by death, resignation, removal, or otherwise, may be filled by an affirmative vote of the majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. However, any vacancy to be filled by reason of the increase in the number of directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose.

3.07 Election of Directors. Directors shall be elected by plurality vote. Unless expressly prohibited by the Articles of Incorporation, each shareholder shall be allowed to cumulate his votes.

3.08 Place of Meetings. Meetings of the Board of Directors, regular or special, may be held within or without the state of incorporation.

3.09 First Meeting. The first meeting of each newly elected Board of Directors shall be held without further notice immediately, following the annual meeting of the shareholders, and at the same

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place, unless by unanimous consent the directors then elected and serving designate such other time or place.

3.10 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board of Directors.

3.11 Special Meetings. Special meetings of the Board of Directors may be called by the President on three (3) days' notice to each director, either personally, by mail, or by telegram; special meetings shall be called by the President or the Secretary in like manner and on like notice on the written request of two
(2) directors. Except as may be otherwise expressly provided by statute, by the Articles of Incorporation, or by these Bylaws, neither the business to be transacted at nor the purpose of any special meeting need be specified in a notice or waiver of notice of such meeting.

3.12 Quorum; Majority Vote. At all meetings of the Board of Directors a majority of the membership of the Board of Directors shall constitute a quorum for the transaction of business. The act of a majority of the directors present at any meeting in which a quorum is present shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, by the Articles of Incorporation, or by these Bylaws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

3.13 Action Without Meeting. Any action required or permitted

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to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if a written consent thereto is signed by all of the members of the Board or of such committee. Such written consent shall be filed with the minutes of the proceedings of the Board or the committee.

3.14 Telephone Meetings. Subject to the provisions required or permitted by law for Notice of Meetings, unless otherwise restricted by the Articles of Incorporation or the Bylaws of this corporation, the members of the Board of Directors, or the members of any committee designated by such Board, may participate in and hold a meeting of such Board of Directors or committee by means of a conference by telephone or other similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting, except where a person participates in such meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

3.15 Compensation. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors, or, may be paid a stated salary as a director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of the Executive Committee,

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or any special or standing committee, may, by resolution of the Board of
Directors, be allowed like compensation for attending such committee meetings.

3.16 Minutes. The Board of Directors shall keep regular minutes of its proceedings, and such minutes shall be placed in the Minute Book of the corporation.

ARTICLE FOUR: CERTAIN TRANSACTIONS, INDEMNIFICATION, AND EMERGENCIES

4.01 Interested Directors, Officers, and Shareholders. Any contract or other transaction between the corporation, any of its directors, officers, or shareholders (or any corporation or firm in which any of them are directly or indirectly interested) shall be valid for all purposes notwithstanding the presence of such director, officer, or shareholder at the meeting authorizing such contract or transaction, or his participation in such meeting. The foregoing shall, however, apply only if (i) the contract or transaction is fair as to the corporation as of the time it is authorized or approved, and (ii) the interests of each such director, officer, or shareholder are known or disclosed to the Board of Directors and it should nevertheless authorize or ratify such contract or transaction by a majority vote of the directors present, each such interested person to be counted for quorum and voting purposes. This section shall not be construed to invalidate any contract or transaction which would be valid in the absence of this section.

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4.02 Indemnification.

     A. Persons. The corporation shall indemnify (to the extent provided in paragraphs B, C, or D below) the following:

        1. Any person who is or was a director, officer, agent, or employee of the corporation; and,

        2. Any person who serves or has served at the corporation's request as a director, officer, agent, employee, partner, or trustee of another corporation or of a partnership, joint venture, trust, or other enterprise.

     B. Derivative Suits.

        1. Extent. In case of a suit by or in the right of the corporation against a person named in paragraph A of this section by reason of his holding a position named in said paragraph A, the corporation shall indemnify him if he satisfies the standard in paragraph B, 2 below for expenses (including attorneys' fees, but excluding amounts paid in settlement) actually and reasonably incurred by him in connection with the defense or settlement of such suit.

        2. Standard. In case of a suit by or in the right of the corporation, a person named in paragraph A of this section shall be indemnified only if:

            a.  He is successful on the merits or otherwise; or,

            b. He acted in good faith in the transaction which is the subject of such suit, and in a manner he reasonably believed to be in, or not opposed to, the best interests of the

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corporation. However, he shall not be indemnified in respect to any claim, issue, or matter as to which he has been adjudged liable for negligence or misconduct in the performance of his duty to the corporation unless (and only to the extent that) the court in which the suit was brought shall determine, upon application, that, despite the adjudication but in view of all of the circumstances, he is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

     C. Non-Derivative Suits.

        1. Extent. In case of a suit, action, or proceeding (whether civil, criminal, administrative, or investigative), other than a suit by or in the right of the corporation, together hereafter referred to as a non-derivative suit, against a person named in paragraph A of this section by reason of his holding a position named in said paragraph A, the corporation shall indemnify him if he satisfies the standard in paragraph C, 2 below for amounts actually and reasonably incurred by him in connection with the defense or settlement of the non-derivative suit as:

            a.  Expenses, including attorneys' fees;

            b.  Amounts paid in settlement;

            c.  Judgments; and,

            d.  Fines.

        2. Standard. In case of a non-derivative suit, a person named in paragraph A of this section shall be indemnified only if:

            a.  He is successful on the merits or otherwise; or,

            b.  He acted in good faith in the transaction which

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is the subject of the non-derivative suit, and in a manner he reasonably believed to be in, or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, he had no reason to believe his conduct was unlawful. The termination of a non-derivative suit by judgment, order, settlement, conviction, or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that the person failed to satisfy the standard of this paragraph C, 2.

     D. Determination of Satisfaction of Standard. A determination that the standard of paragraphs B or C of this section has been satisfied may be made by a court; or, except as stated in paragraph C, 2 of this section, the determination may be made by:

            1. A majority of the directors of the corporation (whether or not a quorum) who were not parties to the action, suit, or proceedings; or,

            2.  Independent legal counsel in a written opinion; or,

            3.  The shareholders of the corporation.

     E. Proration. Anyone making a determination under paragraph D of this section may determine that a person has met the standard as to some matters, but not as to others, and may reasonably prorate amounts to be indemnified.

     F. Advance Payment. The corporation may pay in advance any expenses (including attorneys' fees) which may become subject to indemnification under paragraphs A through E of this section if:

            1.  The Board of Directors authorizes the specific payment; and,

            2.  The person receiving the payment undertakes in writing

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to repay unless it is ultimately determined that he is entitled to indemnification by the corporation under paragraphs A through E of this section.

     G. Non-Exclusive. The indemnification provided in paragraphs A through E of this section shall not be exclusive of any other rights to which a person may be entitled by law, bylaw provision, agreement, vote of shareholders, vote of disinterested directors, or otherwise.

     H. Continuation. The indemnification and advance payment provided by paragraphs A through F of this section shall continue as to a person who has ceased to hold a position named in paragraph A and shall inure to his heirs, executors, and administrators.

     I. Insurance. The corporation may purchase and maintain insurance on behalf of any person who holds or who has held any position named in paragraph A of this section against any liability incurred by him in any such position, or arising out of his status as such, whether or not the corporation would have power to indemnify him against such liability under paragraphs A through F of this section.

     J. Conforming to Law. The provisions of this Section 4.02 shall be deemed to be modified to the extent necessary to conform to the laws of the State of Minnesota. Moreover, where such laws provide more liberal indemnification than provided herein, such laws shall be substituted herefor.

4.03 Emergencies. During an emergency period following a major

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catastrophe resulting in the loss by death, incapacity, or otherwise, or the isolation of members of the corporation's Board of Directors or of the corporation's officers, a majority of the directors (who have not been rendered incapable of acting by death, physical or mental incapacity, or isolation) shall constitute a quorum and have power, by majority vote, to fill vacancies on the Board of Directors and among the elected and appointed officers of the corporation; to call a special meeting of the shareholders; and to carry on other corporate business. During such emergency period reasonable attempts shall be made to give notice to the directors, but actions taken at a meeting held during such period shall not be rendered invalid because of failure to give notice as otherwise required.

ARTICLE FIVE:  EXECUTIVE COMMITTEE; OTHER COMMITTEES.

5.01 Designation. The Board of Directors may, by resolution passed by a unanimous vote of the entire Board, designate an Executive Committee and such other committees as it may deem appropriate, each such committee to consist of two or more of the directors of the corporation. The Executive Committee may also appoint such subcommittees as it may deem appropriate.

5.02 Authority. The Executive Committee, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors in the management of the business and affairs of the corporation, including authority over the use of the

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corporate seal. However, the Executive Committee shall not have the authority of the Board in reference to the following:

        A.  Amending the Articles of Incorporation;

        B.  Approving a plan of merger or consolidation;

        C. Recommending to the shareholders the sale, lease, or exchange of all, or substantially all, of the property and assets of the corporation other than in the usual and regular course of its business;

        D. Recommending to the shareholders a voluntary dissolution of the corporation or a revocation thereof;

        E.  Amending, altering, or repealing these Bylaws or adopting new
Bylaws;

        F. Filling vacancies in or removing members of the Board of Directors, or of any committee appointed by the Board of Directors;

        G.  Fixing the compensation of any member of such committee;

        H. Altering or repealing any resolution of the Board of Directors which by its terms provides that it shall not be so amendable or repealable;

        I.  Declaring a dividend; or,

        J.  Authorizing the issuance of shares of the corporation.

5.03 Change in Number. The number of Executive Committee members may be increased or decreased from time to time by resolution adopted by a unanimous vote of the whole Board of Directors.

5.04 Removal. Any member of the Executive Committee may be removed by the Board of Directors by the affirmative vote of a

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majority of the whole Board whenever in its judgment the best interests of the corporation will be served thereby.

5.05 Vacancies. A vacancy occurring in the Executive Committee (by death, resignation, removal, or otherwise) may be filled by the Board of Directors in the manner provided by these Bylaws.

5.06 Meetings. Time, place, and notice (if any) of Executive Committee meetings shall be determined by the Executive Committee.

5.07 Quorum; Majority Vote. At meetings of the Executive Committee, a majority of the number of members designated by the Board of Directors shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the Executive Committee, except as otherwise specifically provided by statute, the Articles of Incorporation, or these Bylaws. If a quorum is not present at a meeting of the Executive Committee, the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present.

5.08 Compensation. Members of the Executive Committee may, by resolution of the Board of Directors, be paid their expenses, if any, of attendance at each meeting of the Executive Committee, and may be paid a fixed sum for attendance at each such meeting, or, may be paid a stated salary as a member of the Executive Committee. No such payment shall preclude any member of the Executive Committee from serving the corporation in any other capacity and receiving

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compensation therefor.

5.09 Action Without Meeting. Any action required or permitted to be taken at a meeting of the Executive Committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Executive Committee. Such consent shall have the same force and effect as a unanimous vote at a meeting. The signed consent, or a signed copy thereof, shall be placed in the Minute Book.

5.10 Telephone Meetings. Subject to the provisions required or permitted by law for Notice of Meetings, unless otherwise restricted by the Articles of Incorporation or the Bylaws of this corporation, the members of the Executive Committee may participate in and hold a meeting of such Executive Committee by means of a conference by telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting, except where a person participates in such meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

5.11 Responsibility. The designation of an Executive Committee and the delegation of authority to it shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law.

5.12 Minutes. The Executive Committee shall keep regular minutes

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of its proceedings and report same to the Board of Directors when required. The minutes of the proceedings of the Executive Committee shall be placed in the Minute Book of the corporation.

ARTICLE SIX:  NOTICE

6.01 Method. Whenever under the provisions of statutes, the Articles of Incorporation, or these Bylaws notice is required to be given to any director or shareholder, and no provision is made as to how such notice shall be given, it shall not be construed to mean personal notice, but any such notice may be given
(i) in writing, by mail, postage prepaid, addressed to such director or shareholder at such address as appears on the books of the corporation; or (ii) in any other method permitted by law. Any notice required or permitted to be given by mail shall be deemed to be given at the time when the same shall be thus deposited in the United States Mail.

6.02 Waiver. Whenever any notice has been required to be given to any director or shareholder of the corporation under the provisions of statutes, the Articles of Incorporation, or these Bylaws, the written waiver thereof signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is

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not lawfully called or convened.

ARTICLE SEVEN: OFFICERS AND AGENTS

7.01 Number; Qualification; Election; Term. The corporation shall have (i) a President, one or more Vice Presidents, a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors at its first meeting after each annual meeting of the shareholders, and each of whom shall hold office until his successor may be elected and qualified or until his earlier death, resignation, or removal from office; and (ii) such other officers (including additional Vice Presidents) and assistant officers and agents as the Board of Directors may deem necessary, each of whom shall be elected or appointed by the Board of Directors at any meeting, and each of whom shall hold office for such term as the Board of Directors may from time to time determine; and, (iii) any two (2) or more offices may be held by the same person except that the offices of President and Secretary may not be held by the same person nor may the offices of President and Vice President be held by the same person. No officer need be a shareholder, a director, or a resident of the state of incorporation.

7.02 Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

7.03 Vacancies. Any vacancy occurring in any office of the

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corporation (by death, resignation, removal, or otherwise) may be filled by the
Board of Directors.

7.04 Authority. Officers and agents shall have such authority and perform such duties in the management of the corporation as are provided in these Bylaws or as may be determined by resolution of the Board of Directors not inconsistent with these Bylaws.

7.05 Compensation. The compensation of officers and agents may be fixed from time to time by the Board of Directors.

7.06 President. The President shall be the chief executive officer of the corporation and shall preside at all meetings of the shareholders and of the Board of Directors. He shall have general and active management of the business and affairs of the corporation and shall see that all votes and resolutions of the Board are carried into effect. He shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe.

7.07 Vice President. The Vice Presidents, in order of their seniority, unless otherwise determined by the Board of Directors, shall in the absence or disability of the President perform the duties, have the authority, and exercise the powers of the President. They shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe, or as the President may from time to time delegate.

7.08 Secretary. The Secretary shall attend all meetings of the shareholders and record all votes in the minutes of all proceedings

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that are to be kept for that purpose and shall perform like duties for the
Executive Committee when required. He shall give, or cause to be given, notice of all meetings of shareholders and special meetings of the Board of Directors. He shall keep in safe custody the Seal of the corporation and, when authorized by the Board of Directors or the Executive Committee, affix the same to any instrument requiring it; and, when so affixed, it shall be attested to by his signature or by the signature of the Treasurer or an Assistant Secretary. He shall be under the supervision of the President. He shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe, or as the President may from time to time delegate.

7.09 Assistant Secretary. The Assistant Secretaries, in order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties, have the authority, and exercise the powers of the Secretary. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe, or as the President or Secretary may from time to time delegate.

7.10 Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts, receipts, and disbursements of the corporation, and shall deposit all monies and all valuable things in the name and to the credit of the corporation in such depositories as may be designated

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by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and directors at the regular meetings of the Board, or whenever they may require, an account of all his transactions as Treasurer and of the financial condition of the corporation. If required by the Board of Directors, he shall give the corporation a bond in such form, in such sum, and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of his duties and for the restoration to the corporation, in case of his death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in his possession or under his control belonging to the corporation. He shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe, or as the President may from time to time delegate.

7.11 Assistant Treasurer. The Assistant Treasurers, in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe, or as the President or the Treasurer may from time to time delegate.

7.12 Operating Division Officers. The President of the corporation may from time to time, as he deems appropriate, confer on the

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employees of the corporation assigned to any operating division of the corporation a title of President, Vice President, or any other title in connection with such operating division, and the President may from time to time discontinue any such title designation as he may deem appropriate. The designation of any such official title for employees assigned to an operating division of the corporation shall not be permitted to conflict in any way with any executive or administrative authority established from time to time by the corporation. Any employee so designated as an operating division officer may have authority, responsibilities, and duties with respect to his operating division which correspond to those normally vested in a comparable executive officer capacity of the corporation established by these Bylaws, subject to such limitations as may be imposed by the Board of Directors of the corporation.

ARTICLE EIGHT: STOCK CERTIFICATES

8.01 Form. Certificates in such form as may be determined by the Board of Directors shall be delivered representing all shares to which a shareholder is entitled. Such certificate shall be consecutively numbered and shall be entered in the records of the corporation as they are issued. Each certificate shall state on the face thereof the holder's name, the number and class of shares, the par value, and such other matters as may be required by law. They shall be signed by the President or a Vice President and by the Treasurer or any Assistant Treasurer, or the Secretary or any

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Assistant Secretary of the corporation, and may be sealed with the Seal of the corporation, or a facsimile thereof. If any certificate is countersigned by a transfer agent, or an assistant transfer agent, or registered by a registrar other than the corporation or an employee of the corporation, the signature of any such officer may be a facsimile. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issuance.

8.02 Issuance. Shares (both treasury and authorized but unissued) may be issued for such consideration, not less than par value, and to such persons as the Board of Directors may from time to time determine.

8.03 Subscriptions. Unless otherwise provided in a subscription agreement, subscription of shares, whether made before or after organization of the corporation, shall be paid in full at such time or in such installments and at such time as shall be determined by the Board of Directors. Any call made by the Board of Directors for payment on subscriptions shall be uniform as to all shares of the same class or as to all shares of the same series, as the case may be. In case of default on the payment of any installment or call when payment is due, the corporation may proceed to collect the amount due in the same manner as any debt due to the corporation.

8.04  Payment.  Consideration for the issuance of shares may be paid,

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in whole or in part, in money or in other property, tangible or intangible, and/or by labor or services actually performed for the corporation. When payment of the consideration for which shares are to be issued shall have been received by the corporation, or by a corporation of which all of the outstanding shares of each class are owned by the corporation, such shares shall be deemed fully paid and non-assessable. Neither promissory notes nor future services shall constitute payment or part payment to the corporation. In the absence of fraud in the transaction, the judgment of the Board of Directors or the shareholders, as the case may be, as to the value of the consideration received for the shares shall be conclusive. No certificate shall be issued for any share until the consideration for such share is fully paid.

8.05 Lien. The corporation shall have a first and prior lien on all shares of its capital stock and upon all dividends being declared upon the same for any indebtedness of the respective holders thereof to the corporation.

8.06 Replacement of Lost, Stolen, or Destroyed Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed, upon making of an affidavit of that fact by the person claiming the certificate or certificates representing such shares to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as

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a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or its legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond with a surety or sureties satisfactory to the corporation in such sum as it may direct as indemnity against any claim or expense resulting from a claim that may be made against the corporation with respect to the certificate or certificates alleged to have been lost, stolen, or destroyed.

8.07 Transfer of Shares. Shares of stock shall be transferable only on the records of the corporation by the holder thereof in person or by his duly authorized agent or attorney-in-fact. Upon surrender to the corporation, or the transfer agent of the corporation, of a certificate or certificates representing shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, the corporation or its transfer agent shall issue a new certificate or certificates to the person entitled thereto, cancel the old certificate or certificates, and record the transaction upon its records.

8.08 Registered Shareholders. The corporation shall be entitled to treat the holder of record of any share or shares of stock as a holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof except as otherwise provided by law.

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ARTICLE NINE:  GENERAL

9.01  Dividends and Reserves.

     A. Declaration and Payment. Subject to the provisions of the statutes and the Articles of Incorporation (if any are applicable), dividends may be declared by the Board of Directors at any regular or special meeting and may be paid in cash, in property, or in shares of the corporation. Such declaration and payment shall be at the discretion of the Board of Directors.

     B. Record Date. The Board of Directors may fix in advance a record date for the purpose of determining shareholders entitled to receive payment of any dividends, such record date to be not more than fifty (50) days prior to the payment date of such dividends, or the Board of Directors may close the stock transfer records for such purpose for a period of not more than fifty (50) days prior to the payment date of such dividends. In the absence of any action by the Board of Directors, the date upon which the Board of Directors shall adopt the resolution to declare such dividends shall be the record date.

     C. Reserves. There may be created by resolution of the Board of Directors, out of the funds of the corporation available for dividends, such reserve or reserves as the directors from time to time in their discretion think proper to provide for contingencies or to equalize dividends, or to repair or maintain any property of the corporation, or for such other purpose or purposes as the directors shall think beneficial to the corporation. The directors

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may modify or abolish any such reserve in the manner in which it was created.

9.02 Voting Stock in Other Corporations. In addition to all other methods allowed by law, any capital stock or any voting stock in other corporations owned by the corporation may be voted at any shareholders meeting or at any other meeting where a vote of such stock is required or is necessary, in person by the President or any Vice President of the corporation, or such stock may be voted by an agent or attorney-in-fact appointed in a proxy signed by the President or any Vice President.

9.03 Books and Records. The corporation shall keep correct and complete books and records of accounts and shall keep minutes of the proceedings of all meetings of the shareholders, Board of Directors, and Executive Committee, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar a record of all its shareholders, giving the names and addresses of all shareholders, the number and class of the shares held by each, and the date each certificate was issued.

9.04 Annual Statement. The Board of Directors shall present at each annual meeting of the shareholders a full and clear statement of the business and condition of the corporation, including a reasonably detailed balance sheet and income statement.

9.05 Checks and Notes. All checks and demands for money and notes of the corporation shall be signed by such officer or officers, or such other person or persons as the Board of Directors may from time to time designate.

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9.06  Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

9.07 Seal. The corporation's Seal (of which there may be one or more exemplars) shall have inscribed thereon such matters as may be deemed appropriate by the Board of Directors. The Seal may be used by causing it or a facsimile thereof to be impressed, affixed, reproduced, or otherwise imprinted.

9.08 Amendments. The power to alter, amend, or repeal these Bylaws, or adopt new Bylaws, subject to repeal or change by action of the shareholders, shall be vested in the Board of Directors except where such amendment may alter Director qualification, their term of office, or decrease their number.

9.09 Resignation. Any director, officer, or agent may resign by giving written notice to the President or Secretary. Such resignation shall take effect at the time specified therein, or immediately if no time is specified therein. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Resignation or termination of any director, officer, or agent may be noted in the minutes of a meeting of the Board of Directors or Executive Committee in which event any written notice as required herein shall not be necessary, and the resignation or termination shall be effective on the date specified.

9.10 Construction. Whenever the context so requires, the masculine shall include the feminine and neuter, the singular shall include the plural, and conversely. If any portions of these Bylaws shall be held invalid or inoperative, then, so far as reasonable and

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possible (i) the remainder of the Bylaws shall be considered valid and operative, and (ii) effect shall be given the intent manifested by the portion held invalid or inoperative.

9.11 Table of Contents; Headings. The Table of Contents and headings used in these Bylaws have been inserted for administrative convenience only and do not constitute matter to be construed in interpretation.

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                             GT SEED TREATMENT, INC.

                     ACTION BY UNANIMOUS CONSENT IN WRITING

                            OF THE BOARD OF DIRECTORS

                               IN LIEU OF MEETING

        The undersigned, being all the directors of GT SEED TREATMENT, INC., a Minnesota corporation (the "Company"), by this unanimous consent in writing hereby adopt the following resolutions with the same force and effect as if they had been unanimously adopted at a duly convened meeting of the Board of Directors of the Company:

            RESOLVED, that Article Three: Directors of the By-laws of the Company is hereby amended to read as follows:

            "3.02 Number; Qualification; Election; Term. The Board of Directors of the Corporation shall consist of not more than five (5) members and not fewer than two (2) members, none of whom need be shareholders or residents of the state of incorporation. The number of directors which shall constitute the whole board shall be at least two, except that in cases where all of the shares of a corporation are owned beneficially and of record by either one or two shareholders, the number of directors may be less than two but not less than the number of shareholders. The directors shall be elected at the annual meeting of shareholders, except as herein provided, and each director elected shall hold office until his successor shall be elected and shall qualify".

            RESOLVED, that the following are hereby elected officers of the Company to hold such office until their successors are duly elected and shall qualify:

                  John T. Ferguson II    President
                  Arthur C. Fullerton    Secretary
                  John R. Jepsen         Treasurer
                  Robert Marchitello     Assistant Treasurer
                  Maria Thompson         Assistant Secretary

        IN WITNESS WHEREOF, the undersigned have executed this instrument as of the 30th day of March, 2001.

/s/ John T. Ferguson II                               /s/ Peter Barna
----------------------                                --------------------------
John T. Ferguson II                                   Peter Barna